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                                                                   EXHIBIT 10.58

                                                              November 4, 1996

The Richard M. Osborne Trust
Turkey Vulture Fund XIII, Ltd.
Richard M. Osborne
c/o Mr. Richard M. Osborne
OSAIR, Inc.
7001 Center Street
Mentor, OH  44060

Gentlemen:

                  Reference is made to the Declaration of Trust, as amended (the "Declaration") of Brandywine Realty Trust (the "Trust"), a Maryland real estate investment trust.

                  In connection with the contemplated underwritten offering (the "Public Offering") by the Trust of common shares of beneficial interest, par value $.01 per share ("Common Shares"), as more fully described in a Registration Statement on Form S-11 filed by the Trust with the Securities and Exchange Commission on October 11, 1996, the Trust's Board of Trustees (the "Board") desires to exercise its authority to increase the Ownership Limit (as defined in the Declaration) from 4.16% to 9.8% in value of the outstanding Shares (as defined in the Declaration), concurrently with, and subject to, the consummation of the Public Offering.

                  By executing this letter in the place designated below: (i) Richard M. Osborne, (ii) The Richard M. Osborne Trust and (iii) Turkey Vulture Fund XIII, Ltd. (collectively, the "Osborne Parties") agree that the Permissible Ownership Threshold (as defined in the Declaration) applicable to them, which the Declaration has fixed at 33.33%, shall be reduced from 33.33% to 9.8%, as fully as if such reduction were contained in the Declaration, subject to, and effective automatically upon, the occurrence of each of the following conditions: (x) the Ownership Limit shall have been increased by the Board to 9.8%; (y) immediately following consummation of the Public Offering and the repayment of the then outstanding balance of the loan (including accrued interest) from Turkey Vulture Fund XIII, Ltd. to the Trust through the issuance by the Trust of Common Shares and




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warrants exercisable for Common Shares, the Common Shares beneficially owned by the Osborne Parties, as a group, shall be below 9.8% of the outstanding Common Shares (as computed under the ownership limitations of Article 6 of the Declaration); and (z) the Trust shall not have amended or agreed to amend the letter dated the date hereof executed by Safeguard Scientifics, Inc., a copy of which letter is attached as Exhibit A.

                                                    Sincerely,


                                                    BRANDYWINE REALTY TRUST


                                                    By:  /s/ Gerard H. Sweeney
                                                         -----------------------
                                                    Title:   President and Chief
                                                             Executive Officer

AGREED TO:

THE RICHARD M. OSBORNE TRUST

By: /s/ Richard M. Osborne
    --------------------------
Title:  Trustee


TURKEY VULTURE FUND XIII, LTD.

By: /s/ Richard M. Osborne
    --------------------------
Title:  Manager


/s/ Richard M. Osborne
------------------------------
Richard M. Osborne